Exhibit 10.1

KOLLTAN PHARMACEUTICALS, INC.

2008 EQUITY INCENTIVE PLAN

(Effective July 23, 2008)

(Amended and Restated as of February 27, 2009)

KOLLTAN PHARMACEUTICALS, INC.

EQUITY INCENTIVE PLAN

SECTION 1

BACKGROUND AND PURPOSE

1.1                               Background and Effective Date.  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares.  The Plan became effective as of July 23, 2008 upon approval by an affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote at a meeting of stockholders of the Company, or by written consent lieu of such meeting.  Prior to the grant of any Awards under the Plan, the Plan was amended and restated as of February 27, 2009 upon approval by the Board.

1.2                               Purpose of the Plan.  The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Subsidiaries, (b) consultants who provide significant services to the Company and its Subsidiaries, and (c) directors of the Company who are employees of neither the Company nor any Subsidiary. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1                               “Approval Authority” means an authority, governmental or otherwise, that regulates pre-market approval of goods and services, including, but not limited to, the United States Food and Drug Administration.

2.2                               “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

2.3                               “Award Agreement” means the written agreement setting forth the terms and conditions applicable to each Award granted under the Plan.

2.4                               “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5                               “Business Development Agreement” means any license agreement (by the Company as licensor) or written partnership, joint venture, strategic alliance, or similar agreement under which a third party undertakes to perform or pay for all or any part of the research, development, marketing or sales of any compound, receptor, receptor domain, candidate for a Product, or Product.

2.6                               “Cash Flow Management” means any aspect of managing any of the items, elements or categories that comprise the cash flow of the Company and the Subsidiaries, as cash flow is determined in accordance with generally accepted accounting principles.

2.7                               “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8                               “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.9                               “Company” means Kolltan Pharmaceuticals, Inc., a Delaware corporation, or any successor thereto.

2.10                        “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Subsidiaries, but who is neither an Employee nor a Director.

2.11                        “Director” means any individual who is a member of the Board of Directors of the Company.

2.12                        “Disability” means a permanent and total disability under Section 22(e)(3) of the Code.

2.13                        “Employee” means any employee of the Company or of a Subsidiary, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.14                        “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c).  Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 4.3, nor (ii) transfer or other disposition permitted under Section 9.7.

2.15                        “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.16                        “Fair Market Value” means, at any time when there is a public market for the Common Stock, the closing per share selling price for Shares on the relevant date, or if there were no sales on such date, average of the closing sales prices on the immediately following and preceding trading dates, in either case as reported by The Wall Street Journal or such other source selected in the discretion of the Committee (or its delegate).  If the Common Stock is not publicly traded, the Committee (or its delegate) will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code, except as the Committee (or its delegate) may expressly determine otherwise.  Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.17                        “Financing Proceeds” means as to any Performance Period the gross or net amount of proceeds to the Company from capital-raising transactions, including, without limitation, sales of debt or equity securities, extensions of credit, lease or other financing arrangements and other similar transactions.

2.18                        “Fiscal Year” means the fiscal year of the Company.

2.19                        “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.20                        “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.21                        “Internal Company Development” means actions and activities relating to hiring employees, engaging consultants, establishing or expanding laboratory or office facilities, establishing, modifying or expanding internal corporate or scientific systems, or similar matters.

2.22                        “Merger or Acquisition” means any merger, consolidation, tender offer, purchase, lease or license (as licensee) of assets, or other similar business combination by the Company or any Subsidiary.

2.23                        “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.24                        “1933 Act” means the Securities Exchange Act of 1933, as amended. Reference to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.25                        “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Subsidiary.

2.26                        “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.27                        “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.28                        “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.29                        “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award.  As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Research Milestones, (b) Financing Proceeds, (c) Product Approvals, (d) Product Sales, (e) Projects in Development, (f) Regulatory Filings, (g) Working Capital, (h) Revenue, (i) Business Development Agreements, (j) Internal Company Development, (k) Mergers or Acquisitions, (l) Cash Flow Management, and (m) Share Price Performance.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company and/or (v) on a pre-tax or after-tax basis.  Prior to the Determination Date, the Committee shall determine whether any element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

2.30                        “Performance Period” means any Fiscal Year or such longer period as determined by the Committee in its sole discretion.

2.31                        “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

2.32                        “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.33                        “Plan” means the Kolltan Pharmaceuticals, Inc. 2008 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.34                        “Product” means any product requiring pre-market approval by an Approval Authority, including, but not limited to, biologics, drugs and medical devices.

2.35                        “Product Approval” means the approval by any Approval Authority of the right to market or sell a Product.

2.36                        “Product Sales” means as to any Performance Period, the Company’s sales generated from the sale of Products to third parties, determined in accordance with generally accepted accounting principles.

2.37                        “Projects in Development” refers to one or more Projects at any or all stages of development from conception, discovery and/or initial research through Product Approval, including, but not limited to, pre-clinical testing, filing with an Approval Authority of an Investigational New Drug Application, a Phase 1 Study, a Phase 2 Study, a Phase 3 Study, and submission to and approval by an Approval Authority of a New Drug Application or Biologic License Application or their international counterparts.

2.38                        “Regulatory Filings” means as to any Performance Period, the number or nature of filings submitted to an Approval Authority in order to satisfy one or more of such Approval Authority’s requirements for Product Approval.

2.39                        “Research Milestones” means as to any Performance Period specific research accomplishments specified by the Committee for such Performance Period.

2.40                        “Research and Development Expenses” means as to any Performance Period, the Company’s research and development expenses, determined in accordance with generally accepted accounting principles.

2.41                        “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.42                        “Retirement” means, in the case of an Employee or a Nonemployee Director a Termination of Service occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.43                        “Revenue” means as to any Performance Period, the Company’s net revenues generated from third parties, determined in accordance with generally accepted accounting principles.

2.44                        “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.45                        “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.46                        “Share Price Performance” means the increase in the market price or Fair Market Value of the Common Stock or the increase in the price (or effective price) at which the Company sells shares of Common Stock.

2.47                        “Shares” means the shares of Common Stock, $.001 par value, of the Company, as the same may be constituted from time to time.

2.48                        “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.49                        “Subsidiary” means any of the Company’s subsidiary corporations, as defined in Section 424(f) of the Code, and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Committee (or its delegate).

2.50                        “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or a Subsidiary; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or a Subsidiary; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

2.51                        “Working Capital” means the Company’s current assets minus current liabilities, determined in accordance with generally accepted accounting principles.

SECTION 3

ADMINISTRATION

3.1                               The Committee.  The Plan shall be administered by the Committee, which shall be the Board of Directors unless otherwise determined in accordance with this Section 3.1.  The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.  With respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall be comprised solely of Directors who are “outside directors” under Section 162(m).

3.2                               Authority of the Committee.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions.  The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

3.3                               Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that if the Committee delegates to one or more officers of the Company the power to grant Awards under the Plan, (a) the Committee shall fix the terms of the Awards to be granted by such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of Shares subject to such Awards that the officers may grant, (b) no officer shall be authorized to grant Awards to any officer of the Company, and (c) the Committee may not delegate authority under this Section 3.3 to any officer of the Company to grant Restricted Stock, unless Delaware law then permits such delegation.  Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify.

3.4                               Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1                               Number of Shares.  Subject to adjustment as provided in Section 4.3, the total number of Shares available for Awards under the Plan shall be 9,000,000; provided, however, that the maximum number of Shares for which Awards may be made under the Plan shall not exceed 15 percent of the aggregate number of issued shares of Common Stock and Series A Convertible Preferred Stock, $.001 par value (the “Series A Preferred Stock”), excluding from the issued shares for this purpose any Shares issued upon exercise of Awards pursuant to this Plan and, once converted into shares of Common Stock, any shares of Series A Preferred Stock so converted.  Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2                               Lapsed and Substituted Awards.  If any Award expires or is terminated, surrendered or cancelled without having been fully exercised, is forfeited in whole or in part (including as the result of Shares subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or results in any Common Stock not being issued, the unused Shares covered by such Award again shall be available for the grant of Awards, except as determined by the Committee.  Further, Shares delivered or tendered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (a) purchase shares of Common Stock upon the exercise of an Award or (b) satisfy tax withholding obligations (including Shares retained from the Award creating the tax obligation) shall be added back to the number of Shares available for the future grant of Awards.  However, in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code.  In connection with a merger or consolidation of an entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of an entity, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute Awards may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.  Substitute Awards shall not count against the overall share limit set forth in Section 4.1, except as may be required by reason of Section 422 and related provisions of the Code.

4.3                               Adjustments in Awards and Available Shares.

4.3.1                     Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (a) the number and class of securities available under this Plan, (b) the number and class of securities and exercise price per share of each outstanding Option, (c) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (d) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Committee.  Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of Shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares acquired upon such Option exercise, notwithstanding the fact that such Shares were not outstanding as of the close of business on the record date for such stock dividend.

4.3.2                     Reorganization Events.

(a)                                 Definition.  A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (iii) any liquidation or dissolution of the Company.

(b)                                 Consequences of a Reorganization Event on Awards Other than Restricted Stock.  In connection with a Reorganization Event, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards, other than Restricted Stock, on such terms as the Committee determines:  (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of Shares subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.  In taking any of the actions permitted under this Section 4.3.2(b), the Committee shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each Share subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each Share held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon exercise, for each Share subject to an Option, to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Committee) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(c)                                  Consequences of a Reorganization Event on Restricted Stock.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.  Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

4.4                               Change in Control Events.

(a)                                 Definitions.

(i)                                     A “Change in Control Event” shall mean:

(A)                               the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the 1934 Act) more than 50% of the combined voting power of the then-outstanding securities of the Company entitled to vote generally on matters submitted to a vote of stockholders or for the election of any member of the Board (including, without limitation, outstanding Common Stock and Series A Preferred Stock) (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company, (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (1) and (2) of subsection (B) of this definition, or (3) any acquisition by Arthur G. Altschul, Jr., Joseph Schlessinger or Michael Schmertzler or any Person controlled by any of the foregoing (each such party is referred to herein as an “Exempt Person”) of any shares of Common Stock; or

(B)                               the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (1) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally on matters submitted to a vote of stockholders or for the election of any member of the board of directors of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (2) no Person (other than any Exempt Person) beneficially owns, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally on matters submitted to a vote of stockholders or for the election of any member of the board of directors (except to the extent that such ownership existed prior to the Business Combination); or

(C)                               the liquidation or dissolution of the Company.

(ii)                                  “Good Reason” shall mean (A) any significant diminution in the Participant’s title, authority, or responsibilities from and after such Change in Control Event, or (B) any reduction in the annual cash compensation payable to the Participant from and after such Change in Control Event, or (C) the relocation of the place of business at which the Participant is principally located to a location that is (1) greater than 25 miles from the location immediately prior to such Change in Control Event and (2) not closer to such Participant’s principal residence than the location immediately prior to such Change in Control Event.

(iii)                               “Cause” shall mean any (A) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company, or (B) willful misconduct by the Participant which affects the business reputation of the Company.  The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(b)                                 Effect on Options.  Effective immediately prior to a Change in Control Event (whether or not such event constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that 25% of the number of Shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable.  The remaining 75% of such number of Shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with 75% of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(c)                                  Effect on Restricted Stock.  Effective immediately prior to a Change in Control Event (whether or not such event constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that 25% of the number of Shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions.  Subject to the following sentence, the remaining 75% of such number of Shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with 75% of the number of Shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date.  In addition, each Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(d)                                 Effect on Other Awards.  The Committee may specify in an Award at the time of the grant the effect of a Change in Control Event on any Award.

SECTION 5

STOCK OPTIONS

5.1                               Grant of Options.  Subject to the terms and provisions of the Plan, the Committee may make Awards of Options to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion.  The Committee, in its sole discretion, shall determine the number of Shares subject to each Option.  The Committee may make an Award that consists of Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2                               Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine.  The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3                               Exercise Price.  Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1                     Nonqualified Stock Options.  The Exercise Price of each Nonqualified Stock Option shall be determined by the Committee in its sole discretion.  Notwithstanding the foregoing, the Exercise Price for each Nonqualified Stock Option granted to an Employee or Director or any Consultant not exempt from the provisions of Section 409A of the Code shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2                     Incentive Stock Options.  In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3                     Substitute Options.  Notwithstanding the provisions of Section 5.3.1 and Section 5.3.2, if substitute Options are granted by the Company pursuant to Section 4.2, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4                               Expiration of Options.

5.4.1                     Expiration Dates.  Each Option shall terminate no later than the first to occur of the following events:

(a)                                 The date for termination of the Option set forth in the written Award Agreement; or

(b)                                 The expiration of ten (10) years from the Grant Date.

5.4.2                     Death of Participant.  Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

5.4.3                     Committee Discretion.  Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.4.1 and Section 5.8.4 regarding Incentive Stock Options).

5.5                               Exercisability of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion.  After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6                               Payment.  Options shall be exercised by the Participant’s delivery of a notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.  The notice shall be given in the form and manner specified by the Company from time to time.  Upon the exercise of any Option, the Exercise Price shall be payable in full to the Company as follows:

(a)  in cash or its equivalent;

(b)  when the Common Stock is registered under the 1934 Act, except as may otherwise be provided in the applicable Option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or its equivalent sufficient to pay the exercise price and any required tax withholding;

(c)  when the Common Stock is registered under the 1934 Act and to the extent provided for in the applicable Option agreement or approved by the Committee, in its sole discretion, by delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value; provided that (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Committee in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(d)  to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Committee, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Committee, or (ii) payment of such other lawful consideration as the Committee may determine;  or

(e)  by any combination of the above permitted forms of payment.

As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7                               Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8                               Certain Additional Provisions for Incentive Stock Options.

5.8.1                     Exercisability.  The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2                     Termination of Service.  No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise.  No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise.

5.8.3                     Employees Only.  Incentive Stock Options may be granted only to persons who are Employees of the Company or any of the Company’s subsidiary corporations, as defined in Section 424(f) of the Code, on the Grant Date.

5.8.4                     Expiration.  No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1                               Grant of SARs.  Subject to the terms and conditions of the Plan, the Committee may make Awards of SARs to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.1.1                     Number of Shares.  The Committee shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2                     Exercise Price and Other Terms.  The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan.

6.2                               SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3                               Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.4                               Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)                                 The amount, if any, by which the Fair Market Value of a Share on the date of exercise exceeds the exercise price; times

(b)                                 The number of Shares with respect to which the SAR is exercised.  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1                               Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may make Awards of Shares of Restricted Stock to Employees, Directors and Consultants as the Committee, in its sole discretion, shall determine.  The Committee, in its sole discretion, shall determine the number of Shares to be included in each Award to each Participant.

7.2                               Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.  Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company or its designee, as escrow agent, until the restrictions on such Shares have lapsed.

7.3                               Transferability.  Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4                               Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1                     General Restrictions.  The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2                     Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3                     Legend on Certificates.  The Committee, in its discretion, may place a legend on the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5                               Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction.  The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed.  After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.  The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

7.6                               Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7                               Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8                               Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

PERFORMANCE UNITS AND

PERFORMANCE SHARES

8.1                               Grant of Performance Units/Shares.  The Committee may make Awards of Performance Units and Performance Shares to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion.  The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares to be included in each Award to each Participant.

8.2                               Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3                               Performance Objectives and Other Terms.  The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants.  The time period during which the performance objectives must be met shall be called the “Performance Period.”  Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3.1                     General Performance Objectives.  The Committee may set performance objectives based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

8.3.2                     Section 162(m) Performance Objectives.  For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as “performance-based compensation” under

Section 162(m) of the Code.  In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4                               Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.  After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

8.5                               Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period.  The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

8.6                               Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 9

MISCELLANEOUS

9.1                               Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award.  Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9.2                               No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause.  For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a Termination of Service. Employment with the Company and its Subsidiaries is on an at-will basis only.

9.3                               Participation.  No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.4                               Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.5                               Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9.6                               Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee.  In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.7                               Limited Transferability of Awards.  No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.6.  All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.  Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company.  Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

9.8                               No Rights as Stockholder.  Except to the limited extent provided in Sections 7.6, 9.6 and 9.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

9.9                               Additional Restrictions.  Each Award Agreement shall provided that, upon the receipt of Shares on exercise or surrender of an Award, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view toward resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement to that effect satisfactory to the Company.  Each Award Agreement shall also provide that, if so requested by the Company, prior to receipt of Shares the Participant shall represent in writing to the Company that he or she will not sell or offer to sell any such Shares unless a registration statement shall be in effect with respect to such Shares under the 1933 Act and any applicable state securities law or unless the Participant shall have furnished to the Company an opinion, in form, scope and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.  Certificates representing the Shares issued or transferred upon the exercise or surrender of an Award may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of (i) an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or (ii) an opinion, in form, scope and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.  Furthermore, the Company shall have the right to require a Participant to enter into such stockholder or other related agreements as the Company deems necessary or appropriate under the circumstances as a condition to the making of an Award, or the issuance of any Shares, under this Plan to such Participant.

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1                        Amendment, Suspension, or Termination of the Plan.  The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason.  Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 10.1 shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.  No Award may be granted during any period of suspension or after termination of the Plan.

10.2                        Amendment of Awards.

10.2.1              The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option.  The Participant’s consent to such action shall be required unless (a) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (b) the change is permitted under Section 4.3 hereof.

10.2.2              The Board may, without stockholder approval, amend any outstanding Award granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Award.  The Board may also, without stockholder approval, cancel any outstanding award (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Award.

10.3                        Duration of the Plan.  The Plan shall be effective as of July 23, 2008, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.  However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after July 23, 2018.

SECTION 11

TAX WITHHOLDING

11.1                        Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2                        Withholding Arrangements.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares, in each case, having a Fair Market Value equal to the minimum amount required to be withheld.

SECTION 12

LEGAL CONSTRUCTION

12.1                        Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2                        Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3                        Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4                        Securities Law Compliance.  With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

12.5                        Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (with the exception of its conflict of laws provisions).

12.6                        Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

AMENDMENT TO
2008 EQUITY INCENTIVE PLAN
OF
KOLLTAN PHARMACEUTICALS, INC.

The Kolltan Pharmaceuticals, Inc. 2008 Equity Incentive Plan (the “Plan”), pursuant to Section 10.1 thereof, is hereby amended as follows:

Section 4.1 of the Plan is hereby amended to insert 20,000,000 in lieu of 9,000,000 and to delete the proviso in the first sentence thereof.

Except as set forth above, the remainder of the Plan shall remain in full force and effect.

Adopted by the Board of Directors on April 11, 2012.

Approved by the Stockholders on June 4, 2012.

AMENDMENT TO

2008 EQUITY INCENTIVE PLAN

OF

KOLLTAN PHARMACEUTICALS, INC.

The Kolltan Pharmaceuticals, Inc. 2008 Equity Incentive Plan (the “Plan”), pursuant to Section 10.1 thereof, is hereby amended as follows:

Section 4.1 of the Plan is hereby amended to insert 27,500,000 in lieu of 20,000,000.

Except as set forth above, the remainder of the Plan shall remain in full force and effect.

Adopted by the Board of Directors on March 4, 2014.

Approved by the Stockholders on March 13, 2014.